AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (“Amendment No. 1”) is entered into by and among CrossPoint Energy Company, a Nevada corporation (f/k/a Electrum Mining Limited, the “Company”), and the several purchasers signatory hereto (each such purchaser is a “Purchaser” and collectively, the “Purchasers”) as of the date the last Purchaser signs this Amendment No. 1.

WITNESSETH:

WHEREAS, the Company and the Purchasers are parties to that certain Registration Rights Agreement (the "Agreement") entered into as of June 30, 2006;

WHEREAS, the Company and the Purchasers each desire to amend certain provisions of the Agreement to incorporate mutually agreed upon changes to the Agreement and the transactions contemplated thereby; and

WHEREAS, Section 6(f) of the Agreement provides that any provision of the Agreement may be amended by writing, signed by each party to be bound by the amendment.

NOW, THEREFORE, the Company and each of the Purchasers hereby agree as follows:

1.    Definitions. Terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.    Amendment. Effective as of the date of the Agreement:

a.    Section 1: The definition of “Effectiveness Date” under Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Effectiveness Date” means, with respect to the initial Registration Statement required to be filed hereunder, the 120th calendar day following the date the Merger is consummated and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 90th calendar day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required hereunder; provided, however, in the event the Company is notified by the Commission that one of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

b.    Section 1: The definition of “Registrable Securities” under Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Registrable Securities” means all of (i) the Merger Stock, (ii) the shares of Common Stock underlying the Merger Warrants, (iii) any additional shares issuable in connection with any anti-dilution provisions in the Warrants (without giving effect to any limitations on exercise set forth in the Warrant), (iv) any shares of Common Stock issued or issuable upon the conversion of the Notes, (v) any shares of Common Stock issued or issuable upon payment of any fees due and payable to the Purchasers under Section 2(b) of this Agreement; (vi) any shares of Common Stock issued or issuable as payment of interest on the Notes in accordance with the terms and provisions of the Notes; and (vii) any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

c.    Section 1: The following definitions are added to Section 1 of the Agreement as follows:

“PIK Payment” means the delivery of a number of shares of Common Stock equal to the quotient of (i) the amount under Section 2(b) then due and payable to the Purchaser, divided by (ii) PIK Price, rounded up to the next full share.

“PIK Period” means the period during which the Common Stock is traded on a Stock Exchange beginning on the November 28, 2006 and ending on April 28, 2007.

“PIK Price” means the amount that is equal to 90% of the average of the VWAPs of the Common Stock for the ten Trading Days immediately prior to Event Date.

“Stock Exchange” means, in declining order of seniority, the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the OTC Bulletin Board System or the Pink Sheets Quotation Service.

“Trading Day” means any day upon which trades are processed on the New York Stock Exchange.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Stock Exchange, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Stock Exchange on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); or (b) in all other cases, the fair market value of one share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser and reasonably acceptable to the Company.

d.    Section 2(b): The following sentence is added to the end of this Section 2(b) of the Agreement as follows:

During the PIK Period, the Company may, upon receipt of confirmation by a Purchaser substantially similar to the one attached hereto as Exhibit A and incorporated herein by reference, make payments under this Section 2(b) by delivery of a number of shares of Common Stock equal to the PIK Payment.

3.    Continued Validity. This Amendment No. 1 is intended to concern solely those matters set forth herein, and the Agreement (including the provisions of the Agreement not modified hereby), as modified by this Amendment No. 1, shall remain in full force and effect following the execution of this Amendment No. 1.

4.    Governing Law. This Amendment No. 1 shall be construed and enforced in accordance with the laws of the State of New York.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date and year set forth below such party’s signature hereto.

CROSSPOINT ENERGY COMPANY, f/k/a, Electrum Mining Limited

By:
Name: Daniel F. Collins Title: President Date: January 9, 2007

[SIGNATURE PAGE OF PURCHASERS FOLLOWS]

[SIGNATURE PAGE OF PURCHASERS TO CROSSPOINT RRA]

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

[SIGNATURE PAGES CONTINUE]

EXHIBIT A

ATTACHED TO
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

The undersigned hereby agrees to have any payments owed to it by CrossPoint Energy Company, a Nevada corporation (the “Company”) under Section 2(b) of the Registration Rights Agreement dated June 30, 2006, by and among the Company and the Purchasers that are signatories thereto, as amended by Amendment No. 1 to Registration Rights Agreement (the “Registration Rights Agreement”) paid by the Company in the form of a PIK Payment during the PIK Period, as each such term is defined in the Registration Rights Agreement.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

 Amendment Page 6
Ex. A. Page 1